As filed with the Securities and Exchange Commission on December 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3190813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Jackson Boulevard

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

ENOVA INTERNATIONAL, INC.

2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

David A. Fisher

President and Chief Executive Officer

ENOVA INTERNATIONAL, INC.

200 West Jackson Boulevard

Chicago, Illinois 60606

(Name and address of agent for service)

(312) 568-4200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $0.00001 per share	3,600,000	$22.12	$79,632,000	$9,254

(1)	This registration statement covers an aggregate of 3,600,000 shares of Enova International, Inc.’s common stock, par value $0.00001 per share (the “Common Stock”), issuable pursuant to the Enova International, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”). Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2014 LTIP.
(2)	Estimated solely for the purpose of computing the registration fee.
(3)	Calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon 3,600,000 shares of Common Stock reserved for issuance under the 2014 LTIP at a price of $22.12 per share, which is the average of the high and low price per share of Common Stock on the New York Stock Exchange on December 9, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by Enova International, Inc. (the “Registrant”) with the Commission, are incorporated by reference into this Registration Statement:

(1) the Registrant’s Registration Statement on Form 10, initially filed with the Commission on July 31, 2014, as amended by Amendment No. 1 on September 12, 2014, as amended by Amendment No. 2 on October 2, 2014, as amended by Amendment No. 3 on October 17, 2014 and as amended by Amendment No. 4 on October 22, 2014;

(2) the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2014 and the Registrant’s Current Reports on Form 8-K filed with the Commission on November 19, 2014; and

(3) the description of the Common Stock contained in the Registrant’s Information Statement, dated October 30, 2014, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 initially filed with the Commission on July 31, 2014, as amended by Amendment No. 1 on September 12, 2014, as amended by Amendment No. 2 on October 2, 2014, as amended by Amendment No. 3 on October 17, 2014 and as amended by Amendment No. 4 on October 22, 2014, and including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. The Registrant’s Amended and Restated Certificate of Incorporation provides that no director will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following: any breach of the director’s duty of loyalty to the corporation or its stockholders; any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and any transaction from which the director derived an improper personal benefit.

Additionally, Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote agreement or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or while serving as a director or officer of the Registrant is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL, as now in effect or as amended. In accordance with the terms of the Registrant’s Amended and Restated Bylaws, the Registrant will indemnify such persons against all costs, fees and the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent permitted by the DGCL, as now in effect or as amended, upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant. Additionally, to the fullest extent permitted by the DGCL, as now in effect or as amended, any present or former director or officer of the Registrant who brings a claim against the Registrant to enforce such person’s indemnification rights shall be entitled to the advancement of expenses and, to the extent successful, indemnification by the Registrant in connection with the prosecution of such claim. No amendment of these provisions, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection of any such persons existing at, or arising out of or related to any event, act or omission that occurred prior to the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

The Registrant has obtained insurance policies that insure the Registrant’s directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. The insurance provides coverage, subject to its terms and conditions, if the Registrant is unable to (e.g., due to bankruptcy) or unwilling to indemnify the directors and officers for a covered wrongful act.

The above discussion of the DGCL and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Registrant is not intended to be exhaustive and is qualified in its entirety by such statute, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Enova International, Inc. filed in the office of the Secretary of State of the State of Delaware on November 12, 2014	8-K	001-35503	3.1	11/19/14

4.2	Amended and Restated Bylaws of Enova International, Inc. dated as of November 13, 2014	8-K	001-35503	3.2	11/19/14

4.3	Form of Stock Certificate	Form 10	001-35503	4.1	10/02/14

4.4	Enova International, Inc. 2014 Long-Term Incentive Plan	10-Q	001-35503	10.1	11/14/14

5.1	Opinion of Kirkland & Ellis LLP					X

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X

Item 9. Undertakings

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 2014.

ENOVA INTERNATIONAL, INC.

By:	/s/ David A. Fisher
David A. Fisher
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that that each person whose signature appears below hereby severally constitutes and appoints David A. Fisher and Robert S. Clifton, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and any and all amendments to this Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ David A. Fisher David A. Fisher	Director, President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 12, 2014

/s/ Robert S. Clifton Robert S. Clifton	Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 12, 2014

/s/ Daniel R. Feehan Daniel R. Feehan	Director	December 12, 2014

/s/ William M. Goodyear William M. Goodyear	Director	December 12, 2014

/s/ James A. Gray James A. Gray	Director	December 12, 2014

/s/ David C. Habiger David C. Habiger	Director	December 12, 2014

/s/ Gregg A. Kaplan Gregg A. Kaplan	Director	December 12, 2014

/s/ Mark A. Tebbe Mark A. Tebbe	Director	December 12, 2014

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Enova International, Inc. filed in the office of the Secretary of State of the State of Delaware on November 12, 2014	8-K	001-35503	3.1	11/19/14

4.2	Amended and Restated Bylaws of Enova International, Inc. dated as of November 13, 2014	8-K	001-35503	3.2	11/19/14

4.3	Form of Stock Certificate	Form 10	001-35503	4.1	10/02/14

4.4	Enova International, Inc. 2014 Long-Term Incentive Plan	10-Q	001-35503	10.1	11/14/14

5.1	Opinion of Kirkland & Ellis LLP					X

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X